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                                                                   EXHIBIT 10.37

                             PARSUP AWARD AGREEMENT

              PERFORMANCE ACCELERATED RESTRICTED STOCK UNIT PROGRAM
                  PURSUANT TO THE GAYLORD ENTERTAINMENT COMPANY
                  1997 OMNIBUS STOCK OPTION AND INCENTIVE PLAN


         This PARSUP AWARD AGREEMENT (the "Agreement") is by and between Gaylord Entertainment Company, a Delaware corporation (the "Company"), and ___________________, (the "Grantee"), pursuant to the Company's 1997 Omnibus Stock Option and Incentive Plan (the "Plan").

         SECTION 1. Grant of PARSUP Award. Effective May 8, 2003 (the "Date of Grant"), the Grantee was awarded ___________ restricted stock units (the "Restricted Stock Units"), subject to the terms and conditions of this Agreement and the Plan.

          SECTION 2. Vesting of the Award. The Restricted Stock Units shall vest in accordance with the following:

         (a) One hundred percent (100%) of the Restricted Stock Units will vest on February 1, 2008, provided the Grantee has continued in the employment of the Company through such date (the "Vested Date").

         (b) All restrictions shall lapse and the Restricted Stock Units shall become one hundred percent (100%) vested with respect to one-half (1/2) of Grantee's Restricted Stock Units upon Grantee's termination of employment due to death, Disability or Retirement if such event occurs prior to February 1, 2005, provided Grantee has continued in employment of the Company through such event. All restrictions shall lapse and the Restricted Stock Units shall become one hundred percent (100%) vested with respect to all of Grantee's Restricted Stock Units upon Grantee's termination of employment due to death, Disability or Retirement, if such event occurs on or after February 1, 2005 and prior to February 1, 2008, provided Grantee has continued in the employment of the Company through such event.

         (c) Notwithstanding the foregoing, the Restricted Stock Units are eligible for earlier performance vesting beginning March 1, 2005 based on the Company's financial performance. The specific performance targets for early vesting are recommended by the Committee and approved by the Board and can be modified in the same manner.

         SECTION 3. Termination of Employment for Other Reasons. In the event that Grantee terminates employment with the Company for any reason other than those reasons set forth in Section 2(b), all of the unvested Restricted Stock Units held by Grantee at the time of termination of employment shall be forfeited to the Company.

         SECTION 4. Payment of Vested Restricted Stock Units. Grantee shall be entitled to receive the Company's Common Stock, par value $.01 per share (the "Common Stock") for Restricted Stock Units whose restrictions have lapsed pursuant to Sections 2 and 9.9 herein. Grantee will receive the number of shares equal to the number of vested Restricted Stock Units.



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Once the Restricted Stock Units vest and unless a deferral election is made as provided below, upon Grantee's request, stock certificates will be issued.

         SECTION 5. Deferral Election. To help alleviate the tax burden of the PARSUP program on participants and to provide an incentive for executives to continue in employment, the Committee has approved a program whereby participants can defer the receipt of their vested PARSUP shares. Under the program, to be effective a deferral election must be in writing and delivered to the Company's secretary by January 1 of any year with respect to that particular calendar year. Thus, if the Grantee wishes to defer the receipt of Common Stock on attributable to Restricted Share Units that vest in 2005, the Grantee must file such election with the Company no later than January 1, 2005. The shares can be deferred to a specified date in the future or to the Grantee's termination of employment date, whichever occurs first. The Grantee can elect a lump sum distribution of shares on the deferral date (or one year after that date) or can elect annual installments of shares over five (5) years. This election is irrevocable with respect to the payment of shares for which such election is made.

         SECTION 6. Dividends. The Grantee shall be entitled to receive either:

         (a) Cash payments equal to any cash dividend and other distributions paid with respect to a corresponding number of shares;

         (b) Additional Restricted Stock Units equal to any cash dividend and other distributions paid with respect to a corresponding number of shares; or

         (c) If dividends or distributions are paid in shares, the fair market value of such shares converted into Restricted Stock Units.

In the case of (b) or (c) above, the additional Restricted Stock Units shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the Restricted Stock Units with respect to which they were paid.

         SECTION 7. Rights as a Stockholder. Except as provided above, the Grantee shall not have voting or any other rights as a stockholder of the Company with respect to Restricted Stock Units. Grantee will obtain full voting and other rights as a stockholder of the Company upon the settlement of Restricted Stock Units in shares.

         SECTION 8. Governing Provisions. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are also provisions of this Agreement. Capitalized terms used but not defined herein shall have the same meanings ascribed to such terms in the Plan. If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern. By signing this Agreement, the Grantee confirms that he or she has received a copy of the Plan.



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         SECTION 9. Miscellaneous.

                  9.1 Entire Agreement. This Agreement and the Plan contain the entire understanding and agreement between the Company and the Grantee concerning the Restricted Stock Units granted hereby and supersede any prior or contemporaneous negotiations and understandings. The Company and the Grantee have made no promises, agreements, conditions, or understandings relating to the Restricted Stock Units, either orally or in writing, that are not included in this Agreement or the Plan.

                  9.2 Employment. By establishing the Plan, granting awards under the Plan, and entering into this Agreement, the Company does not give the Grantee any right to continue to be employed by the Company or to be entitled to any remuneration or benefits not set forth in this Agreement or the Plan. None of the provisions of this Agreement or the plan will interfere with or limit the right of the company to terminate the Grantee's employment at any time.

                  9.3 Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of this Agreement.

                  9.4 Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company and the Grantee will be deemed an original and all of which together will be deemed the same agreement.

                  9.5 Notice. Any notice or communication having to do with this Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company, to the principal office of the Company and, if to the Grantee, to the Grantee's last known address on the personnel records of the Company.

                  9.6 Amendment. This Agreement may be amended by the Company, provided that unless the Grantee consents in writing, the Company cannot amend this Agreement if the amendment will materially change or impair the Grantee's rights under this Agreement and such change is not to the Grantee's benefit. Nevertheless, the Committee shall have the authority to cancel all or any portion of any outstanding restrictions prior to the Vested Date with respect to any or all of the Restricted Stock Units awarded on such terms and conditions as the Committee shall deem appropriate.

                  9.7 Succession and Transfer. Each and all of the provisions of this Agreement are binding upon and inure to the benefit of the Company and the Grantee and their heirs, successors, and assigns. However, neither the Restricted Stock Units nor this Agreement is transferable prior to the Vested Date other than by will or by the laws of descent and distribution.

                  9.8 Governing Law. This Agreement shall be governed and construed exclusively in accordance with the law of the State of Delaware applicable to agreements to be performed in the State of Delaware to the extent it may apply.


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                  9.9 Change in Control. Upon the occurrence of any of the
events described in Section 13(c) of the Plan, (a) all restrictions under the Plan and the Agreement with respect to the Restricted Stock Units, including the restriction on transfer set forth in Section 9.7 hereof, shall automatically expire and be of no further force or effect, (b) an "Acceleration Date" as defined in Section 13(c) of the Plan shall be the "Vested Date" for all purposes hereunder, and (c) notwithstanding the schedule set forth on Exhibit A hereto, the number of shares of Vested Stock shall equal the total number of shares of Restricted Stock Units subject to this Agreement.

                  IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement to be effective as of May 8, 2003.


GRANTEE:                              GAYLORD ENTERTAINMENT COMPANY


                                      By:
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                                          Carter R. Todd, Senior Vice President














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